SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 15, 1997


                              OXFORD CAPITAL CORP.
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             (Exact name of Registrant as specified in its charter)


                                    2-98747-D
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                            (Commission file number)


           Nevada                                       87-0421454
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(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation)


          4245 North Central Expressway, Suite 300, Dallas, Texas 75205
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (214) 520-0100
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 15, 1997, the Registrant purchased all of the issued and outstanding capital stock of Crest Outsourcing, Inc. ("Crest") in exchange for 100,000 shares of Series A Convertible Redeemable Preferred Stock ("Preferred Stock"), a $250,000 promissory note ("Note") and 250,000 warrants (the "Warrants"). Each share of the Preferred Stock has voting rights equal to ten
(10) shares of the Registrant's common stock, has a $10 per share liquidation preference and is convertible into one share of common stock and one warrant (the "Conversion Warrants") of the Registrant as follows: The first 25,000 shares of Preferred Stock converted are convertible into common shares and Conversion Warrants upon payment of $1.00 per converted share. The second 25,000 shares of Preferred Stock converted are convertible into common shares and Conversion Warrants upon payment of $1.50 per converted share. The balance of the Preferred Stock shall be converted into common shares and Conversion Warrants upon payment of an amount per share equal to 80% of the average closing bid price of the Registrant's common stock over the twenty trading- day period ending on the trading day immediately preceding the date on which the Registrant receives each conversion notice.

     The holders of shares of Preferred Stock are entitled to an annual dividend of $.20 per share during the first year, $.40 per share during the second year and $.60 per share during the third year. No dividend is payable after the third year. The Preferred Stock is redeemable after one year at $10.00 per share at the option of the Company and any shares of Preferred Stock remaining outstanding on the third anniversary of the issuance of the shares shall, at the option of the Registrant, be either redeemed at $10.00 per share or converted into twenty shares of common stock.

     The Conversion Warrants are exercisable for a period of one year from date of issuance at a price equal to the closing bid price of the Registrant's common stock on the date of issuance of the Conversion Warrant.

     The Note bears interest at six percent (6%) per annum and is payable in fifty-eight (58) monthly installments of $5,000 including interest.

     Crest is a Nevada corporation engaged in the staff leasing and human resource industry. Crest's integrated employment related services consist of human resource administration; employment regulatory compliance management; and providing workers compensation coverage and health care benefits. In addition to providing businesses with a work force, Crest targets it services towards helping small business owners manage escalating workers compensation and health insurance costs and in reducing time and effort in dealing with the complex legal and regulatory environment affecting employment. Crest is licensed to provide these services in New Mexico, Arizona, Colorado and California.


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
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statement of Business Acquired

          Financial Statements required by this item for Crest Outsourcing, Inc. will be filed by amendment not later than 60 days after the due date of this report.

     (b)  Pro Forma Financial Information

          Pro forma financial information required by this item will be filed by amendment not later than 60 days after the due date of this report.

     (c)  Exhibits

          2.1 Exchange Agreement with the Shareholder of Crest Outsourcing, Inc. (1)

          2.2  First Amendment to Exchange Agreement.

          4.1 Certificate of Designations, Voting Powers, Preferences and Rights of the Preferred Stock of Oxford Capital Corp. to be Designated Series A Convertible Redeemable Preferred Stock.

          4.2  Common Stock Purchase Warrant

          4.3  Common Stock Conversion Warrant

          10.1 Promissory Note

          10.2 Escrow Agreement

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(1)  Filed with Form 8-K dated February 21, 1997


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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OXFORD CAPITAL CORP.


                                        By: /s/ Robert E. Cheney
                                            ------------------------------------
                                            Robert E. Cheney
                                            Chairman and Chief Executive Officer


Date: November 12, 1997


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